UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 9, 2009, VIST Financial Corp. (the “Company”) concluded, as a result of discussions with the staff of the Securities and Exchange Commission, that it will amend its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Forms 10-Q for the quarters ended March 31, 2009 and June 30, 2009 to revise the fair value on certain junior subordinated debentures and cash flow hedges related to those debentures. The Company has determined that the accounting treatment under FASB ASC 815 previously used to report the fair value of Junior Subordinated Debt, the fair value of the cash flow hedges and the resultant change in value and the unrealized gain (loss) reported in accumulated other comprehensive income was incorrect. The accounting treatment should have been in accordance with FASB ASC 825 and reported in operations.

As a result of such accounting errors, on November 9, 2009, the Audit Committee of the Company’s board of directors concluded that the Company’s previously issued financial statements as of and for the year ended December 31, 2008 and included in the Company’s Form 10-K for the year ended December 31, 2008, and the previously issued financial statements for the quarters ended March 31, 2009 and June 30, 2009 and included in the Company’s Forms 10-Q for the quarters ended March 31, 2009 and June 30, 2009, respectively, should no longer be relied upon and that the Company’s financial statements as of and for such periods included in such Form 10-K and Forms 10-Q will be restated.

Accordingly, the Company intends to file as soon as practicable an amendment to its Form 10-K for the year ended December 31, 2008 and amendments to its Forms 10-Q for the quarters ended March 31, 2009 and June 30, 2009. Based on the Company’s analysis to date, set forth below is a summary of the impact on selected items included in the Company’s consolidated statements of operations and balance sheet for and as of the periods indicated below from the information originally reported in the Company’s Form 10-K for the year ended December 31, 2008 and the Forms 10-Q for the quarters ended March 31, 2009 and June 30, 2009, respectively, which will be reflected in such amended filings:

(Dollars in thousands)

	12/31/2008		3/31/2009		6/30/2009		9/30/2009
	As	As	As	As	As	As	As	As
	Corrected	Reported	Corrected	Reported	Corrected	Reported	Corrected	Reported*

Accumulated other comprehensive loss	$(7,834)	$(8,600)	$(7,889)	$(8,678)	$(8,745)	$(9,233)	$(4,981)	$(4,981)

Total Equity	$123,629	$122,489	$124,821	$123,736	$121,655	$120,794	$125,056	$125,056

Net Income (Loss)
For the Quarter	$2,145	$1,772	$1,531	$1,609	$(1,508)	$(1,585)	$155	$528

Net Income -
Year-to-Date	$564	$191	$1,531	$1,609	$23	$24	$179	$552

* Reported in Press Release Dated October 20, 2009

Authorized officers of the Company have discussed these matters with ParenteBeard LLC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: November 10, 2009

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President and Chief Financial Officer